UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2005
Anchor BanCorp Wisconsin Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	000-20006	39-1726871

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin	53703

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (608) 252-8700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Mark D. Timmerman. On August 22, 2005, Anchor Bancorp Wisconsin Inc. (the “Company”) and its wholly-owned subsidiary, AnchorBank, fsb, (the “Bank”), entered into employment agreements with Mark D. Timmerman (the “Executive”). Executive’s employment agreement with the Bank is referred to in this Form 8-K as the “Bank Employment Agreement” and his employment agreement with the Company is referred to as the “Company Employment Agreement.” Collectively, the Bank Employment Agreement and the Company Employment Agreement are referred to as the “Employment Agreements.”
Bank Employment Agreement
     Under the Bank Employment Agreement, Executive will assume the position of President and Chief Operating Officer of the Bank. Executive previously served as the Executive Vice President – Operation and Planning, Secretary and General Counsel of the Bank, and currently serves as Executive Vice President, Secretary and General Counsel of the Company.
     The Bank Employment Agreement has a term of three years and the Board of Directors of the Bank may, prior to June 1 of each subsequent year, add one additional year to the remaining term of the Employment Agreement after an explicit review of Executive’s performance. June 1, 2006 is treated as the commencement date of the Employment Agreement for purposes of future performance reviews.
     Executive will receive no compensation or other benefits under the Bank Employment Agreement for any period following voluntary termination, termination of employment for cause, retirement, or death. If his employment is terminated by disability, as defined in the Bank Employment Agreement, he will be paid 100% of salary at the time of termination for a period of one year and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term (such amounts to be offset by any payments received from any employer disability plans and/or any governmental social security or workers compensation program).
     Compensation under the Bank Employment Agreement is set at $250,000 per annum. In the event that, prior to a change in control of the Bank or Company, (i) Executive terminates his employment because of failure of the Bank or Company to comply with any material provision of the Employment Agreements or (ii) an Employment Agreement is terminated by the Bank or other than for cause, disability, retirement or death, Executive will receive severance payments for a period of 36 months based on his highest rate of base salary during the three years preceding the termination of employment and will continue to participate in all group and similar insurance benefit plans in which he participated immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period or his obtainment of employment with another employer providing substantially similar employee benefits. If his employment is terminated by either the Bank or the Company other than for cause, disability, retirement or death following a change in control, or if he terminates his employment under such circumstances because of specified adverse actions taken by the Bank or the Company with respect to his employment during the 24-month period following the change in control, he would be entitled to (x) severance payments for a 36-month period based on his highest rate of base salary received during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in him on the basis of his most recently completed calendar year of employment, (y) the insurance and employee benefits specified in the preceding sentence for the applicable severance period and (z) supplemental benefits under any retirement, deferred compensation plans and/or individual insurance policies maintained by the Bank and the Company, determined as if the officer had accumulated the additional years of credit service he would have received if he had continued employment with the employers during the applicable severance period at the compensation level represented by his severance pay.
     A “change in control” is defined in the Bank Employment Agreement to include any change in control of the Company or Bank that would be required to be reported under federal securities laws, as well as (i) acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.
     The Bank Employment Agreement provides that if any of the payments to be made thereunder based upon termination of employment following a change in control are deemed to constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to result in no portion of the payments and benefits exceeding the parachute payment limits.
Company Employment Agreement
     Under the Company Employment Agreement, Executive will continue in the positions of Executive Vice President, Secretary and General Counsel of the Company. The term of the Company Employment Agreement is the same as that of the Bank Employment Agreement.
     The Company Employment Agreement does not provide for the payment of annual compensation to Executive in addition to the compensation payable under the Bank Employment Agreement. Rather, the Company Employment Agreement allows the Bank and the Company to allocate the compensation payment obligation under the Bank Employment Agreement between them based on their assessment of the time spent by Executive on their respective behalves.
     In addition, the Company Employment Agreement provides that if severance payments under the Bank Agreement are reduced by reason of Section 280G, the Company will pay any severance amount not paid as a result of operation of the change in control restrictions of the Bank Employment Agreement. The Company Employment Agreement further provides that to the extent payments related to a change in control are subject to excise tax, the Company will provide an additional amount sufficient to provide Executive with the full value of the change in control benefits as if the excise tax had not applied.
     Douglas J. Timmerman. On August 22, 2005, the Company, the Bank and Douglas J. Timmerman entered into an amendment to the Employment Agreement, dated as of June 1,

1996, among the Company, the Bank and Douglas J. Timmerman in order to reflect Mr. Timmerman’s replacement of him as President of the Bank.
     The employment agreements entered into by the Company and the Bank with Mark D. Timmerman and the amendment to the employment agreement among the Company, the Bank and Douglas J. Timmerman are included as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 5.02 Department of Principal Officer; Appointment of Principal Officer.
     On August 22, 2005, the Bank announced that Mark D. Timmerman was promoted to the position of President and Chief Operating Officer of the Bank. Douglas J. Timmerman, who previously served as Chairman of the Board, President and Chief Executive Officer of the Bank, resigned as President of the Bank and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank. The new positions were effective as of July 26, 2005. Effective January 1, 2006, Mark Timmerman will succeed Douglas Timmerman as Chief Executive Officer of the Bank. Douglas Timmerman will continue to serve as Chairman, President and Chief Executive Officer of the Company. Mark Timmerman is the son of Douglas Timmerman.
     Mark Timmerman, age 37, also serves as a director of the Company and the Bank and previously served as Executive Vice President-Operations and Planning, General Counsel and Secretary of the Bank. Mr. Timmerman resigned these positions upon his appointment as President of the Bank and will continue to serve as Executive Vice President, General Counsel and Secretary of the Company. Mark Timmerman has held various positions with the Company and the Bank for more than ten years. Mark Timmerman has been a member of the State Bar of Wisconsin since 1994.
     The Bank’s press release dated August 22, 2005 concerning this matter is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Employment Agreement between Anchor BanCorp Wisconsin Inc. and Mark D. Timmerman, dated as of August 22, 2005

10.2	Employment Agreement between AnchorBank, fsb and Mark D. Timmerman, dated as of August 22, 2005

10.3	Amendment, dated as of August 22, 2005, to Employment Agreement among Anchor BanCorp Wisconsin Inc, AnchorBank, fsb and Douglas J. Timmerman, dated as of June 1, 1996

99.1	Press Release of AnchorBank, fsb, dated August 22, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANCHOR BANCORP WISCONSIN INC.
By:	/s/ Michael W. Helser
	Name:	Michael W. Helser
	Title:	Executive Vice President and Chief Financial Officer

Date: August 22, 2005